Report of Independent Registered Public
Accounting Firm



To the Partners and Board of Directors of SEI Opportunity Fund, LP

We have audited the accompanying statement of assets and liabilities of SEI Opportunity Fund, L.P. (in liquidation) (the Fund), including the schedule of investments, as of March 31, 2009, and the related statements of operations and cash flows for the year then ended, and the statement of changes in partners capital for each of the two years in the period then ended. These financial statements are the responsibility of the Funds management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight
Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Funds internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of March 31, 2008, by correspondence with the custodian. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, the Funds Board of Directors decided that it was in the best interests of the Fund and its investors to terminate the Funds investment program and to liquidate its assets. As a result, the Fund changed its basis of accounting to a liquidation basis on the basis described in the proceeding paragraph.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SEI Opportunity Fund, L.P. (in liquidation) at March 31, 2009, the results of its operations and its cash flows for the year then ended, and the changes in its partners capital for each of the two years in the period then ended, in conformity with U.S. generally accepted accounting principles.


Philadelphia, Pennsylvania
May 28, 2009